EXECUTION COUNTERPART

Exhibit 10.1

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of October 30, 2001 to the Credit Agreement referred to below between: SINCLAIR BROADCAST GROUP, INC., a corporation duly organized and validly existing under the laws of the State of Maryland (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); and THE CHASE MANHATTAN BANK, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                The Borrower, the Subsidiary Guarantors, the lenders party thereto (the "Lenders") and the Administrative Agent are parties to a Credit Agreement dated as of May 28, 1998 (as amended by Amendment No. 1 dated as of December 21, 1999 and Amendment No. 2 dated as of July 21, 2000, and as amended and restated pursuant to an Amendment and Restatement dated as of May 9, 2001, as so amended and/or restated, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by the Lenders to the Borrower in an original aggregate principal or face amount not exceeding $1,100,000,000.

                                The Obligors have requested certain amendments to the Credit Agreement and, accordingly, the parties hereto hereby agree as follows:

                                Section 1.  Definitions.  Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

                                Section 2.  Amendments.  Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

                              2.01.        References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

2.02.        Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and by amending in their entirety the following definitions (to the extent already included in said Section 1.01), as follows:

"Amendment No. 1 Effective Date" means the date on which Amendment No. 1 dated as of October 30, 2001 to this Agreement shall become effective.

                                "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", respectively, based upon the Total Indebtedness Ratio as of the most recent determination date; provided that notwithstanding anything herein to the contrary, effective for the period from the Amendment No. 1 Effective Date until the third Business Day after delivery of the Borrower's unaudited consolidated financial statements to be made pursuant to Section 6.01(b) (and the related Financial Officer's certificate) for the fiscal quarter ending September 30, 2002, the "Applicable Rate" with respect to Revolving Loans for purposes of determining (x) the ABR Spread, shall be 2.25% per annum and (y) the Eurodollar Spread, shall be 3.50% per annum:

Total
Indebtedness	ABR	Eurodollar	Commitment
Ratio:	Spread (%)	Spread (%)	Fee Rate (%)
Greater than or equal to 6.50 to 1	1.75	3.00	0.50
Less than 6.50 to 1 and greater than or equal to 6.00 to 1	1.50	2.75	0.50
Less than 6.00 to 1 and greater than or equal to 5.50 to 1	1.25	2.50	0.50
Less than 5.50 to 1 and greater than or equalto 5.00 to 1	1.00	2.25	0.375
Less than 5.00 to 1 and greater than or equal to 4.50 to 1	0.50	1.75	0.375
Less than 4.50 to 1 and greater than or equal to 4.00 to 1	0.25	1.50	0.25
Less than 4.00 to 1	0	1.25	0.25

                                For purposes of the foregoing (but subject to the proviso above), (i) the Total Indebtedness Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 6.01(a) or (b) (and as set forth in the related certificate of a Financial Officer delivered pursuant to Section 6.01(c)) and (ii) each change in the Applicable Rate resulting from a change in the Total Indebtedness Ratio shall be effective on the date three Business Days after the receipt by the Administrative Agent of such certificate and shall remain effective until the effective date of the next such change; provided that, notwithstanding the foregoing, the Applicable Rate shall not as a consequence of this proviso be reduced for any period during which an Event of Default shall have occurred and be continuing.  Notwithstanding anything herein to the contrary, the Applicable Rate with respect to Incremental Term Loans (x) for the period from the Amendment No. 1 Effective Date through and including September 30, 2002 shall be 2.75% per annum in the case of ABR Loans and 4.00% per annum in the case of Eurodollar Loans and (y) at all times after September 30, 2002 shall be 2.25% per annum in the case of ABR Loans and 3.50% per annum in the case of Eurodollar Loans.

                                "Debt Incurrence" means the incurrence of any Indebtedness by the Borrower or any Subsidiary Guarantor after the Amendment No. 1 Effective Date, provided that Debt Incurrence shall not include (x) Indebtedness permitted under Section 7.01(c) which is incurred solely for the purpose of refinancing Subordinated Indebtedness and (y) Indebtedness permitted under Section 7.01 (other than clauses (c), (i) and (l) thereof).

                                "Debt Service" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:  (a) all scheduled payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) scheduled to be made during such period (other than the $25,000,000 payment of principal made by the Borrower in respect of the Term Loans on March 30, 2001) plus (b) all Interest Expense for such period plus (c) fees and other expenses payable in connection with this Agreement for such period (excluding such fees and expenses constituting transaction costs payable on the Effective Date, but including agency fees).

                                "Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following (subject to paragraphs (d) and (e) of Section 1.05):  (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period, but excluding any deferred financing fees payable during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period) minus (c) all cash interest income received during such period; provided that the calculation of Interest Expense for any period shall not be increased or decreased by any amount reflected on the Borrower's relevant income statement with respect to changes in the fair value of derivative instruments during such period.  Any reference herein to calculating Interest Expense for any period on a "pro forma" basis means that, for purposes of the preceding clause (a), (i) the Indebtedness on the basis of which Interest Expense is so calculated shall mean Indebtedness outstanding as of the relevant date of calculation after giving effect to any repayments and any incurrence of Indebtedness on such date and (ii) such calculation shall be made applying the respective rates of interest in effect for such Indebtedness on such date.

                                "Net Available Proceeds" means (a) in the case of any Disposition, an amount (not less than zero) equal to the amount of Net Cash Payments received by the Borrower and its Subsidiaries in connection with such Disposition, (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on the property to which such Casualty Event relates and any income and transfer taxes payable by the Borrower or any of its Subsidiaries in respect of such Casualty Event and (c) in the case of any Equity Issuance or Debt Incurrence, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Equity Issuance or Debt Incurrence, as the case may be, net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith.

                                2.03.  Clause (b) of Section 2.09 is hereby amended in its entirety to read as follows:

                                "(b)  Mandatory Prepayments.  The Borrower will prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, as follows:

                                                (i)  Excess Cash Flow.  Not later than the date 110 days after the end of each fiscal year of the Borrower commencing with the fiscal year ending on December 31, 1999, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the excess of (A) 50% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of prepayments of Term Loans made during such fiscal year pursuant to paragraph (a) of this Section and, after the payment in full of the Term Loans, the aggregate amount of voluntary reductions of the Revolving Commitments made during such fiscal year pursuant to Section 2.07(c), such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph; provided that if the Total Indebtedness Ratio as of the last day of any fiscal year is less than 6.00 to 1, the Borrower shall not be required to make a prepayment under this clause (i) for such fiscal year.

(ii)  Sale of Assets.  Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders pursuant to Section 7.05 to any Disposition not otherwise permitted hereunder, (x) with respect to any Disposition made on or prior to September 30, 2002, no later than five Business Days prior to the consummation of such Disposition, the Borrower will deliver to the Lenders a statement, certified by a Financial Officer of the Borrower, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of such Disposition and will, on or prior to the date which is 3 days after the consummation of such Disposition, prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the Net Available Proceeds of such Disposition and (y) with respect to any Disposition made after September 30, 2002, in the event that the Net Available Proceeds of any Disposition (the "Current Disposition"), and of all prior Dispositions (other than sales of assets in the ordinary course of business or in connection with any Receivables Financing) as to which a prepayment has not yet been made under this paragraph, shall exceed $100,000,000 in the aggregate for any fiscal year (such excess amount for any fiscal year, the "Excess Disposition Proceeds"), then, no later than five Business Days prior to the consummation of the Current Disposition, the Borrower will deliver to the Lenders a statement, certified by a Financial Officer of the Borrower, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will, on or prior to the date which is 270 days after the consummation of the Current Disposition, prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the Excess Disposition Proceeds, in each case, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph, provided that, notwithstanding the foregoing, the Borrower shall not be required to make a prepayment under this clause (ii) with respect to any Disposition (A) made on or prior to September 30, 2002, which is permitted under clause (k) or (i) of Section 7.05 or (B) made after September 30, 2002 (I) which is permitted under Section 7.05 or (II) to the extent that on or prior to the date within 180 days following receipt of the Net Available Proceeds of the Current Disposition the Borrower shall have advised the Administrative Agent that it has entered into a legally binding commitment to make any Acquisition permitted under Section 7.04(f) and that it intends to use all or portion of the Net Available Proceeds of the Current Disposition to finance such Acquisitions and that, on or prior to the date which is 360 days after the Current Disposition, such proceeds are actually so invested.

                                                (iii)  Casualty Events.  Upon the date 90 days following the receipt by the Borrower of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrower or any of its Subsidiaries (or upon such earlier date as the Borrower or such Subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event) (the "Current Casualty Event"), (x) which are received by the Borrower on or prior to September 30, 2002, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the Net Available Proceeds of such Current Casualty Event and (y) which are received by the Borrower after September 30, 2002, in the event that the aggregate amount of the Net Available Proceeds of such Current Casualty Event, together with the aggregate amount of Net Available Proceeds in respect of any prior Casualty Event not theretofore applied to repair or replace the property affected by such prior Casualty Event, shall exceed $25,000,000 in the aggregate (any such excess amount, the "Excess Casualty Proceeds Amount"), then the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to the Excess Casualty Proceeds Amount, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph.

                                                (iv)  Debt Incurrence.  Upon any Debt Incurrence after the Amendment No. 1 Effective Date but on or prior to September 30, 2002, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph.

                                                (v)  Equity Issuance.  Upon any Equity Issuance after the Amendment No. 1 Effective Date but on or prior to September 30, 2002, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 50% of the Net Available Proceeds thereof, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this paragraph.

                                                (vi)  Application.  Prepayments and/or reductions of Commitments pursuant to this paragraph shall be applied as follows:

                                                first, to prepay the Term Loans and the Incremental Term Loans, and second, after the payment in full of the Term Loans and the Incremental Term Loans, to reduce the aggregate amount of the Revolving Commitments (and to the extent that, after giving effect to such reduction, the total Revolving Exposures would exceed the Revolving Commitments, the Borrower shall, first, prepay Revolving Loans and second, provide cover for LC Exposure as specified in Section 2.04(k) in an aggregate amount equal to such excess).

Each such prepayment of the Term Loans and the Incremental Term Loans shall be applied ratably to the then outstanding Term Loans and Incremental Term Loans and, in each case, ratably to the installments thereof in inverse order of maturity."

                                2.04.  Section 7.11 of the Credit Agreement is hereby amended in its entirety to read as follows::

"SECTION 7.11.  Certain Financial Covenants.

                (a)  Interest Coverage Ratio.  The Borrower will not permit the Interest Coverage Ratio on any date to be less than the ratio set forth below opposite the period during which such date falls:

Period	Ratio
From the Amendment No. 1 Effective Date through September 30, 2002	1.45 to 1

From October 1, 2002 through December 31, 2003	1.80 to 1

From January 1, 2004 through December 31, 2004	2.20 to 1

From January 1, 2005 and at all times thereafter	2.50 to 1

                (b)  Fixed Charges Ratio. The Borrower will not permit the Fixed Charges Ratio to be less than or equal to 1.05 to 1 at any time.

                (c)  Senior Indebtedness Ratio.  The Borrower will not permit the Senior Indebtedness Ratio on any date to be greater than the ratio set forth below opposite the period during which such date falls:

Period	Ratio
From the Amendment No. 1 Effective Date through September 30, 2002	4.75 to 1

From October 1, 2002 through December 31, 2003	4.00 to 1

From January 1, 2004 and at all times thereafter	3.50 to 1

                (d)  Total Indebtedness Ratio.  The Borrower will not permit the Total Indebtedness Ratio on any date to be greater than the ratio set forth below opposite the period during which such date falls:

Period	Ratio
From the Amendment No. 1 Effective Date through September 30, 2002	8.50 to 1

From October 1, 2002 through December 31, 2003	6.50 to 1

From January 1, 2004 through December 31, 2004	5.50 to 1

From January 1, 2005 and at all times thereafter	5.00 to 1

                                (e)  Film Obligations.  The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Film Obligations, except for (a) regularly scheduled payments in respect thereof required pursuant to the instruments evidencing such Film Obligations and (b) with the consent of the Administrative Agent, prepayments of Film Obligations not exceeding $50,000,000 in the aggregate after the date hereof."

                              2.05.  Clause (a) of Section 7.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

                "(a)  The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for (i) regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness, (ii) the purchase, redemption, retirement or other acquisition or defeasance of any Subordinated Indebtedness (together with any premium and accrued interest payable therein) solely with the proceeds of other Subordinated Indebtedness permitted under Section 7.01(c), provided that no Default shall have occurred and be continuing at the time of such redemption and (iii) the purchase, redemption, retirement or other acquisition or defeasance of Subordinated Indebtedness after September 30, 2002, provided that (x) no Default shall have occurred and be continuing at the time of such purchase, redemption, retirement or other acquisition or defeasance or would result therefrom and (y) the aggregate principal amount of all Subordinated Indebtedness so purchased, redeemed, retired, acquired or defeased under this clause (iii), together with the aggregate amount of Investments made as permitted under Section 7.07(o), does not exceed the sum of $200,000,000 plus the Net Available Proceeds of any Equity Issuance to the extent not otherwise applied as permitted or required under this Agreement."

Section 3.  Representations and Warranties.  The Borrower represents and warrants to the Lenders that (a) the representations and warranties set forth in Article IV of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article IV to "this Agreement" included reference to this Amendment No. 1 and (b) both immediately prior to and after giving effect to this Amendment No. 1, no Default shall have occurred and be continuing.

Section 4.  Conditions Precedent.  The amendments to the Credit Agreement set forth in Section 2 shall become effective, as of the date hereof, upon receipt by the Administrative Agent of each of the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(1)  Amendment No. 1.  The written consent of the Required Lenders to this Amendment No. 1 and one or more counterparts of this Amendment No. 1 duly executed and delivered by each party hereto.

(2)   Opinion of Counsel to the Obligors. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated as of a date acceptable to the Administrative Agent) of Thomas & Libowitz, P.A., counsel for the Obligors in form and substance satisfactory to the Administrative Agent covering such matters relating to the Obligors and this Amendment No. 1 as the Administrative Agent shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(3)  Other Documents.  Such other documents as the Administrative Agent or any Lender or Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, may reasonably request.

(4)  Amendment Fee.  The Administrative Agent shall have received for account of each Lender that has consented in writing to this Amendment No. 1 by 5:00 p.m., New York City time, October 30, 2001 an amendment fee in an amount equal to 0.25% of the sum of Revolving Exposures and unused Revolving Commitments and outstanding Incremental Term Loans and unused Incremental Term Loan Commitments of each such Lender on the date hereof.

Section 5.  Confirmation of Collateral Security.  Each Obligor hereby confirms that each of the Security Documents shall continue in effect for the benefit of the Administrative Agent and the Lenders with respect to the obligations of the Obligors under the Credit Agreement as amended hereby.

Section 6.  Miscellaneous.  Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect.  This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.  This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

SINCLAIR BROADCAST GROUP, INC.

By:
	Name:	David B. Amy
	Title:	Executive Vice President

SUBSIDIARY GUARANTORS

CHESAPEAKE TELEVISION, INC.
KSMO, INC.
WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTE, CHANNEL 28 LICENSEE, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
FSF-TV, INC.
KSMO LICENSEE, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR ACQUISITION II, INC.
SINCLAIR COMMUNICATIONS, INC.
WSYX LICENSEE, INC.
WGGB, INC.
WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.
SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF OKLAHOMA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION OF LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
SINCLAIR ACQUISITION XI, INC.
SINCLAIR ACQUISITION XII, INC.
MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.

By:
David B. Amy
Secretary (As to All)

SINCLAIR PROPERTIES, LLC
SINCLAIR PROPERTIES II, LLC

By:
David B. Amy
Manager (as to both)

KBSI LICENSEE L.P.
KETK LICENSEE L.P.
WMMP LICENSEE L.P.
WSYT LICENSEE L.P.

By:	Sinclair Properties, LLC, General Partner

By:
David B. Amy
Manager

WEMT LICENSEE L.P.
WKEF LICENSEE L.P.

By:	Sinclair Properties II, LLC, General
Partner

By:
David B. Amy
Manager

WGME LICENSEE, LLC

By:	WGME, Inc., Member

By:
David B. Amy
Secretary

WICD LICENSEE, LLC
WICS LICENSEE, LLC
KGAN LICENSEE, LLC

By:	Sinclair Acquisition IV, Inc., Member

By:
David B. Amy
Secretary

WSMH LICENSEE, LLC

By:	WSMH, Inc., Member

By:
David B. Amy
Secretary

WPGH LICENSEE, LLC
KDNL LICENSEE, LLC
WCWB LICENSEE, LLC

By:	Sinclair Media I, Inc., Member

By:
David B. Amy
Secretary

WTVZ LICENSEE, LLC

By:	WTVZ, Inc., Member

By:
David B. Amy
Secretary

CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
SCI - SACRAMENTO LICENSEE, LLC
WLOS LICENSEE, LLC

By:	Chesapeake Television, Inc., Member

By:
David B. Amy
Secretary

KLGT LICENSEE, LLC

By:	KLGT, Inc., Member

By:
David B. Amy
Secretary

WCGV LICENSEE, LLC

By:	WCGV, Inc., Member

By:
David B. Amy
Secretary

SCI - INDIANA LICENSEE, LLC
KUPN LICENSEE, LLC
WEAR LICENSEE, LLC

By:	Sinclair Media II, Inc. - Member

By:
David B. Amy
Secretary

WLFL LICENSEE, LLC

By:	WLFL, Inc. - Member

By:
David B. Amy
Secretary

WTTO LICENSEE, LLC

By:	WTTO, Inc. - Member

By:
David B. Amy
Secretary

WTWC LICENSEE, LLC

By:	WTWC, Inc. - Member

By:
David B. Amy
Secretary

WGGB LICENSEE, LLC

By:	WGGB, Inc. - Member

By:
David B. Amy
Secretary

KOCB LICENSEE, LLC

By:	KOCB, Inc. - Member

By:
David B. Amy
Secretary

WDKY LICENSEE, LLC

By:		WDKY, Inc., Member

By:
David B. Amy
Secretary

KOKH LICENSEE, LLC

By:		Sinclair Television of Oklahoma, Inc.

By:
David B. Amy
Secretary

WUPN LICENSEE, LLC

By:		Sinclair Television of Buffalo, Inc. Member

By:
David B. Amy
Secretary

WUXP LICENSEE, LLC

By:		Sinclair Television of Tennessee, Inc.,
Member

By:
David B. Amy
Secretary

WCHS LICENSEE, LLC

By:		Sinclair Media III, Inc.

By:
David B. Amy
Secretary

SINCLAIR FINANCE, LLC

By:		Sinclair Broadcast Group, Inc.

By:
David B. Amy
Executive Vice President and CFO

ADMINISTRATIVE AGENT
THE CHASE MANHATTAN BANK,
as Administrative Agent

By:
Name:
Title: